Exhibit 10(tt)

MGP INGREDIENTS, INC. SHORT-TERM INCENTIVE PLAN

This MGP INGREDIENTS, INC. SHORT-TERM INCENTIVE PLAN (“Plan”) is a program for measuring financial performance in terms of increases in Modified Economic Profit (“MEP”), and providing eligible Employees with incentive compensation based upon MEP results. The objective of the Plan is to encourage initiative, resourcefulness, teamwork, motivation, and efficiency on the part of all Participants that will result in financial success for both the stockholders of the Company and the Participants. The Plan provides annual incentive compensation for eligible Employees who are in a position to make substantial contributions toward achievement of the financial performance goals established pursuant to the Plan.

SECTION 1

ESTABLISHMENT OF PLAN

1.1          Plan Document

This instrument, as amended from time to time, constitutes the governing document of the Plan.

1.2          Effective Dates

The effective date of the Plan is July 1, 2007. The Plan will apply for five Fiscal Years from the effective date.

1.3          Incentive Compensation Plan

The Plan is an annual compensation program for eligible Employees. Because the Plan does not provide welfare benefits and does not provide for the deferral of compensation to termination of employment, it is established with the intent and understanding that it is not an employee benefit plan within the meaning of the employee Retirement Income Security Act of 1974, as amended. It is intended that any award under the Plan will not be subject to Section 409A of the Code.

SECTION 2

DEFINITIONS

The following terms shall have the definition stated, unless the context requires a different meaning:

2.1          Affiliate

“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

2.2          Beneficial Owner or Beneficial Ownership

“Beneficial owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in the Rule 13d-3 of the General Rules and Regulations of the Exchange Act.

2.3          Beneficiary

“Beneficiary” means the individual, trust, or other entity designated by the Participant to receive any incentive compensation payable with respect to the Participant under the Plan after the Participant’s death. A Participant may designate or change a Beneficiary by filing a signed designation with the Secretary of the Company in a form approved by the Committee.

If a designation has not been completed properly and filed with the Company or is ineffective for any other reason, the Beneficiary shall be the Participant’s Surviving Spouse. If there is no effective designation and the Participant does not have a Surviving Spouse, the remaining benefits, if any, shall be paid to the Participant’s estate.

2.4          Board of Directors

“Board” or “Board of Directors” means the Board of Directors of the Company.

2.5          Change in Control

A Change in Control shall mean:

(i)       The acquisition (other than from the Company) by any Person, entity or “group,” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding, for this purpose, the Company or its subsidiaries, any employee benefit plan of the Company or its subsidiaries, trustees of the MGP Ingredients, Inc. Voting Trust or of the Cray Family Trust, or any person who acquires Common or Preferred Stock from Cloud L. Cray, Jr. or from any trust controlled by or for the benefit of Cloud L. Cray, Jr. prior to or as a result of his death) of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of at least 30% of the then outstanding shares of common stock and 50% of the then outstanding shares of preferred stock, par value $10 per share, or 30% of the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; or

(ii)      Individuals who, as of the date hereof, constitute the Board (as of the date hereof the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any Person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company) shall be, for purposes of this Plan, considered as though such Person were a member of the Incumbent Board; or

(iii)     Approval by the stockholders of the Company of a reorganization, merger, consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own collectively as a group more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities, or a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.

If any of the events enumerated in clauses (i) through (iii) occur, the Board shall determine the effective date of the Change in Control resulting therefrom for purposes of the Plan.

2.6          Code

“Code” means the Internal Revenue Code of 1986, as amended.

2.7          Committee

“Committee” means the Human Resources and Compensation Committee of the Board of Directors and shall be comprised entirely of Directors who are considered “outside directors” under Section 162(m) of the Code.

2.8          Company

“Company” means MGP Ingredients, Inc., a Kansas corporation, including all consolidated subsidiaries.

2.09        Director

“Director” means any individual who is a member of the Board.

2.10        Exchange Act

“Exchange Act” means the Securities and Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.11        Employee

“Employee” means a salaried, full-time Employee of the Company or of any consolidated subsidiary.

2.12        Fiscal Year

“Fiscal Year” means the financial reporting and taxable year of MGP Ingredients, Inc.

2.13        MEP

“MEP” refers to Modified Economic Profit and means net income from operations as reported on Form 10-K, net of the effective income tax rate for the specified Fiscal Year (“NOPAT”), minus a charge representing the weighted economic cost of capital to the Company (“C”) multiplied by the sum of current assets (excluding cash) minus current liabilities plus property, plant and equipment, net of depreciation, plus good will plus other long term assets (“TC”). The formula for determining MEP is: MEP = NOPAT — (C x TC). MEP for a Fiscal Year shall be based upon the audited financial statements of the Company for the Fiscal Year; provided, the Committee may determine whether the calculation of MEP should include or exclude, in whole or in part, any unusual or non-recurring item or adjusted to reflect any unusual or non-recurring item.

2.14        Normal Retirement Date

“Normal Retirement Date” means the date the Participant attains age 62.

2.15        Participant

“Participant” means an Employee designated to participate in this Plan for a Plan Year pursuant to Section 4.

2.16        Person

“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

2.17        Plan Year

“Plan Year” means the Fiscal Year of the Company, as in effect at the time.

2.18        Retirement

“Retirement” means termination of employment on or after the Participant’s Normal Retirement Date.

2.19        Surviving Spouse

“Surviving Spouse” means the spouse of the Participant at the time of the Participant’s death who survives the Participant. If the Participant and spouse die under circumstances that make the order of their deaths uncertain, it shall be presumed for purposes of this Plan that the Participant survived the spouse.

2.20        Total Disability

“Total Disability” or “Disability” shall mean the inability of a Participant to perform substantially such Participant’s duties and responsibilities due to a physical or mental condition that would entitle such Participant to benefits under the Company’s Long-Term Disability Plan (or any successor to the plan in effect on the date of adoption of this Plan) or, if no such plan is in effect, such condition as would enable the Participant to receive an award for permanent and total disability from the Social Security Administration. The determination of Total Disability shall be made by the Committee through procedures established for that purpose and on the basis of reasonable medical examinations. The cost of any medical examination shall be an expense of administration of the Plan.

SECTION 3

ADMINISTRATION OF PLAN

3.1          Administration of Plan by Committee

The Plan shall be administered by the Committee. The Committee shall have full discretionary authority in the operation and administration of the Plan. The Committee must approve any award under the Plan prior and, subject to the limitations set forth below, may modify any award prior to its payment. The Committee shall act by vote or consent of a majority of its members. To the extent necessary or appropriate, the Committee will adopt rules, policies, and forms for the administration, interpretation, and implementation of the Plan. The Committee may delegate administrative authority and responsibility from time to time to and among other committees approved by the Committee and individual Employees of the Company, but all actions taken pursuant to delegated authority and responsibility shall be subject to review and change by the Committee.

A member of the Committee or individual or group to whom authority is delegated shall not participate in any action of the Committee directly affecting that member, individual or group.

3.2          Responsibility; Indemnification

 The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a subsidiary or affiliate, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a subsidiary or affiliate acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified, held harmless and protected by the Company with respect to any such action or determination

SECTION 4

ELIGIBILITY

4.1          Participation

An Employee shall be a Participant in the Plan for a Plan Year upon designation as a Participant for that year by the Committee. When deemed appropriate by the Committee, the Committee may designate an effective date for the commencement of participation by an Employee that is subsequent to the first day of the Plan Year.

Designated Participants shall be notified in writing and provided a written summary of the Plan.

4.2          Continuing Participation

Designation as a Participant for a Plan Year will continue in effect for each succeeding Plan Year until participation is terminated by the Committee. The Committee may terminate participation by an Employee at any time with or without cause. In such case, at the discretion of the Committee, the Participant will receive the excess, if any, of (a) his or her percentage interest in any excess amounts previously carried over to the Bank herein described which remain unpaid (subject to prior reductions, if any) over (b) his or her percentage interest in any amounts previously paid from the Bank that were in excess of amounts earned with respect to the year or years for which such amounts were paid. Such payment, if any, will be made within 2 1/2 months following termination of such Employee’s participation in the Plan.

SECTION 5

MEASUREMENT OF COMPANY PERFORMANCE

5.1          MEP Performance

For purposes of the Plan, financial performance of the Company shall be measured by MEP. In general, the Plan shall be administered so that the incentive compensation provided to a Participant under the Plan for each Plan Year is based on improved MEP performance relative to prior MEP performance, initially measured for Fiscal 2008 from the MEP for Fiscal Year 2007 (the Fiscal Year ended July 1, 2007).

5.2          Determination of MEP

MEP shall be determined for each Fiscal Year by the Committee. Subject to Section 5.4, MEP for a Fiscal Year shall be based upon the audited financial statements of the Company for the Fiscal Year.

5.3          MEP Growth Target

The MEP growth performance targets for each Plan Year shall be determined by the Committee and communicated to Participants.

5.4          Adjustments

The Committee may determine whether the calculation of MEP should include or exclude, in whole or in part, any unusual or non-recurring item or adjusted to reflect any unusual or non-recurring item and may make such other adjustments as permitted by Section 9.

SECTION 6

INCENTIVE COMPENSATION TARGETS

6.1          Target Incentive Compensation

The target annual incentive compensation for each Participant for each Plan Year shall be determined by the Committee for each Plan Year.

SECTION 7

DETERMINATION AND PAYMENT OF INCENTIVE AMOUNTS

7.1          Plan Year MEP

MEP and MEP growth performance, including any necessary or appropriate adjustments required or permitted hereunder, shall be determined as soon as administratively practicable following the availability of final financial results for the Plan Year.

7.2          Determination of Incentive Compensation

Under rules established by the Committee, the incentive compensation for each Participant for each Plan Year shall be calculated by the following steps:

(a)                                  Incentive Compensation. Subject to Section 7.2(b), annual incentive compensation for each Participant for the Plan Year shall be determined by allocating among the Participants the total annual incentive compensation payable based upon a point system or a percentage of base pay, as determined by the Committee. If a Participant’s base pay changes during a Plan Year, proportionate annual compensation shall be calculated, under the rules established by the Committee, for each period of the Plan Year that each level of base pay was in effect. The proportionate incentive compensation for each level of base pay shall be calculated by annualizing that level of base pay, multiplying by the applicable annual incentive percentage for that level of base pay, and then multiplying the resulting amount by a fraction, the numerator of which is the number of days during the Plan Year that the level of base pay was in effect and the denominator of which is the number of days in the Plan Year.

(b)                                 Incentive Compensation Calculations.

(i)     The Committee shall establish a Bank (the “Bank”) of incentive compensation amounts and shall designate the amount of the initial Bank (the “Initial Bank”).  Growth in MEP shall initially be measured from MEP for the Fiscal Year ending July 1, 2007. The amount of incentive compensation payable to Participants with respect to a Fiscal Year will be determined as follows.

•                  When a minimum annual increase in MEP established by the Committee is achieved, that amount will be paid out promptly as incentive compensation. Any excess MEP over the minimum annual increase is to be added to the Bank and, in addition to the minimum annual increase amount, an amount equal to one-third of the resulting Bank amount less one-fifth of the amount of the Initial Bank, if positive, is also to be paid out promptly. The balance of excess MEP allocated to the Bank is to be available for payment as a part of annual incentive compensation in subsequent years.

•                  In the event that the minimum increase in MEP is not achieved but MEP is still positive, the amount of the change in MEP will be paid out promptly as incentive compensation. In addition, an amount equal to one-third of the then existing Bank less one-fifth of the amount of the Initial Bank, if positive, is also to be paid out promptly.

•                  In the event that the change in MEP is negative, the existing Bank will be reduced by the amount of the negative change in MEP, but not to exceed the minimum annual increase amount. An amount equal to one-third of the resulting Bank less one-fifth of the amount of the Initial Bank, if positive, will be paid out promptly.

(ii)    Upon termination of the Plan, persons who are then Participants will receive the excess, if any, of (a) their respective percentage interests in any excess amounts previously carried over to the Bank herein described which remain unpaid (subject to prior reductions, if any) over (b) their respective percentage interests in any amounts previously paid from the Bank that were in excess of amounts earned with respect to the year or years for which such amounts were paid. Such payment, if any, will be made within 2 1/2 months following termination of the Plan.

7.3          Payment of Incentive Amounts

(a)                                  Annual Compensation. The dollar amount of the annual incentive compensation for a Plan Year shall be paid in a lump sum to the Participant as soon as feasible following the completion of the incentive compensation calculations for the Plan Year, but in no event later than two and one-half months following the end of the calendar year in which occurs the end of the Company’s applicable Fiscal Year.

7.4          Partial Year Participation, Employment Changes and Forfeitures

(a)                                  Partial Year Participation. If an Employee is designated to become a Participant in a Plan Year as of a date other than the first day of the Plan Year, the Participant’s incentive compensation for the Plan Year shall be determined on the basis of the Participant’s time of participation during the Plan Year.

(b)                                  Employment Changes. Target incentive percentages and incentive awards for a Participant for a Plan Year will be prorated in the event of any change in compensation or employment status or location, or any other change that would effect the determination for the Plan Year, in proportion to the duration of each applicable factor during the Plan Year.

(c)                                  Retirement, Death or Disability. If a Participant’s employment terminates during a Plan Year by reason of Retirement, death, or Total Disability, the annual component of the Participant’s incentive compensation dollar amount for the Plan Year, if any, shall be prorated and the Participant will be entitled to receive at the time provided in Section 7.3(a) such prorated amount less such Participant’s percentage interest in any amounts previously paid from the Bank that were in excess of amounts earned with respect to the year or years for which such amounts were paid.

(d)                                  Other Termination of Employment. Except as otherwise provided in this subsection (d), upon termination of a Participant’s employment during a Plan Year for any reason other than Retirement, death, or Total Disability, the Participant shall not be entitled to the payment of incentive compensation for the Plan Year. Notwithstanding the preceding sentence, the Committee shall have full discretion to determine that payment of a prorated annual component may be made when termination of the Participant’s employment results from job elimination, reduction in work force or other similar Company initiative or is otherwise without cause, or is encouraged or induced by incentives offered by the Company. If allowed, any such prorated amount would be reduced by such Participant’s percentage interest in any amounts previously paid from the Bank that were in excess of amounts earned with respect to the year or years for which such amounts were paid.

(e)                                  Committee Discretion. Pursuant to the powers conferred in Section 9, the Committee may make other rules and exceptions applicable to participation and employment changes.

7.5          Reports

As of the end of each Plan Year, the Committee shall provide to each Participant information concerning current and cumulative MEP performance and credits and debits in the Bank.

SECTION 8

CHANGE IN CONTROL

8.1          Annual Incentive Compensation

Upon a Change in Control, the Plan shall terminate and distributions will be made to persons who are then Participants as provided in Section 7.2(b)(ii).

SECTION 9

COMMITTEE DISCRETION

The Committee shall exercise all of its power and duties as the Committee deems appropriate in its sole and absolute discretion. All decisions of the Committee shall be final and binding on all Participants and their respective heirs and representatives. In the event it is determined, in the judgment and discretion of the Committee, that any factor applicable in the ultimate determination of incentive compensation under the Plan for a Plan Year is not appropriate with respect to one or more Participants due to unusual events, unforeseen circumstances, or other factors deemed material and relevant, the applicable factor or the amount of the resulting incentive compensation may be adjusted or modified in any manner deemed appropriate by the Committee.

SECTION 10

AMENDMENT AND TERMINATION

10.1        Amendment

The Plan may be amended in any manner at any time by action of the Board of Directors.

SECTION 11

GENERAL PROVISIONS

11.1        Benefits Not Guaranteed

Neither the establishment and maintenance of the Plan nor participation in the Plan shall provide any guarantee or other assurance that incentive compensation will be payable under the

Plan. The success of MGP Ingredients, Inc. and its Affiliates, as determined hereunder, and adjusted as provided herein, and application of the administrative rules and determinations by the Committee shall determine the extent to which Participants are entitled to receive incentive compensation payments hereunder.

11.2        No Right to Participate

Nothing in this Plan shall be deemed or interpreted to provide a Participant or any non-participating Employee with any contractual right to participate in or receive benefits of the Plan. No designation of an Employee as a Participant for all or any part of a Plan Year shall create a right to incentive compensation or other benefits of the Plan for any other Plan Year.

11.3        No Employment Right

Participation in this Plan shall not be construed as constituting a commitment, guarantee, agreement, or understanding of any kind that the Company will continue to employ an individual, and this Plan shall not be construed or applied as any type of employment contract or obligation. Nothing herein shall abridge or diminish the rights of the Company to determine the terms and conditions of employment of any Participant or other employee or to terminate the employment of any Participant or other Employee with or without cause at any time.

11.4        No Assignment or Transfer

Neither a Participant nor any beneficiary or other representative of a Participant shall have any right to assign, transfer, attach, or hypothecate any incentive compensation amount or credit, potential payment, or right to future payments of any incentive compensation amount or credit, or any other benefit provided under this Plan. Payment of any amount due or to become due under this Plan shall not be subject to the claims of creditors of the Participant or to execution by attachment or garnishment or any other legal or equitable proceeding or process.

11.5        Withholding and Payroll Taxes

The Company shall deduct from any payment made under this Plan all amounts required by federal, state, and local tax laws to be withheld and shall subject any payments made under the Plan to all applicable payroll taxes and assessments.

11.6        Incompetent Payee

If the Committee determined that a person entitled to a payment hereunder is incompetent, it may cause benefits to be paid to another person for the use or benefit of the Participant or the Participant’s beneficiary at the time or times otherwise payable hereunder, in total discharge of the Plan’s obligations to the Participant or beneficiary.

11.7        Section 409A

It is intended that the Plan and awards issued hereunder will be exempt from Section 409A of the Code (and any regulations and guidelines issued thereunder) because the Plan and the awards do not provide for the deferral of compensation, and the Plan and such awards shall be interpreted on a basis consistent with such intent. The Plan and any award agreements issued thereunder may be amended in any respect deemed by the Board or the Committee to be necessary in order to preserve exemption with Section 409A of the Code.

11.8        Governing Law

The provisions of the Plan shall be construed and governed under the laws of the State of Kansas.

11.9        Construction

The singular includes the plural, and the plural includes the singular, and terms connoting gender include both the masculine and feminine, unless the context clearly indicates the contrary. Capitalized terms, except those at the beginning of a sentence or part of a heading, have the meaning defined in the Plan.

SECTION 12

EXECUTION

IN WITNESS WHEREOF, MGP Ingredients, Inc. has caused this Plan to be executed by its duly authorized officer this 4th day of September, 2007.

MGP INGREDIENTS, INC.

By:	/s/ Ladd Seaberg
Title:	Chairman & CEO